Exhibit 10.15

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT (the “Assumption Agreement”), dated as of this 31st day of December, 2007, is from David Aubel (“Aubel”) to MediaReady, Inc., a Florida corporation (“MediaReady”).

NOW, THEREFORE, pursuant to the terms of the December 31, 2007 Acquisition Agreement entered into between MediaReady and Shandong Jiajia International Freight & Forwarding Co., Ltd. (the “Acquisition Agreement”) and the representations and warranties set forth therein, and such other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows.  Capitalized terms used but not defined herein have the meaning given them in the Acquisition Agreement.

1.           Aubel hereby absolutely accepts and assumes to be solely liable and responsible for the liabilities of MediaReady as of December 31, 2007 exclusive of the liabilities assumed by MediaReady in connection with the closing of the transaction set forth in the Acquisition Agreement in the amount of $1,987,895 ($12,633 relating to a bank overdraft, $1,904,819 relating to accounts payable and $70,443 relating to accruals) all as set forth in the consolidated balance sheet attached hereto (the “Assumed Liabilities”).

2.           Aubel acknowledges and agrees that this Assumption Agreement and the Assumed Liabilities include all liabilities, costs and expenses related to the operation of the U.S. based MediaReady business, including, without limitation, the provision of any services or goods provided by MediaReady, Inc. or its employees or consultants at any time prior to and after the Closing of the Acquisition Agreement.

3.           Aubel shall provide MediaReady with signed copies of a release of liability from each of the creditors or vendors who are included in the Assumed Liabilities.

4.           All of the terms and provisions of this Assumption Agreement will be binding upon Aubel and its successors and assigns and will inure to the benefit of the MediaReady and its successors and assigns.

5.           This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of law principles thereunder.

6.           This Assumption Agreement is being delivered in connection with the Closing under the Acquisition Agreement and is made subject to the provisions of the Acquisition Agreement.  In the event of any conflict or inconsistency between this Assumption Agreement and the Acquisition Agreement, this Assumption Agreement shall be the controlling document.

7.           This Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this Assumption Agreement and Assignment to be executed as of the date and year first set forth above.

/s/ David Aubel
David Aubel